Exhibit 99.4

FINAL VERSION

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is dated as of December 30, 2021 (the “Effective Date”), by and between FreightCar America, Inc., a Delaware corporation (the “Company”), and CO Finance LVS VI LLC, a Delaware limited liability company (the “Investor”).

RECITALS

A. The Investor acquired a warrant (the “Warrant”) which is exercisable for shares of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”) equal, in the aggregate, to five percent (5.0%) of the Common Stock Deemed Outstanding (the “Shares”) pursuant to that certain Warrant Acquisition Agreement, dated as of December 30, 2021, by and between the Company and the Investor (the “Warrant Agreement”).

B. In connection with the closing of the transactions contemplated by the Warrant Agreement (the “Closing”), the Company desires to enter into this Agreement with the Investor to grant the Investor the registration rights set forth below.

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

1. DEFINITIONS

All capitalized terms used but not defined herein shall have the meanings ascribed to those terms in the Warrant Agreement. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Agreement” has the meaning set forth in the Preamble.

“Business Day” is any day other than a day on which banks and other financial institutions are authorized or required to be closed for business in the State of New York.

“Closing” has the meaning set forth in the Recitals.

“Common Stock” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the Preamble.

“Demand Registration Notice” has the meaning set forth in Section 2.1.

“Demand Registration Statement” has the meaning set forth in Section 2.1.

“Effective Date” has the meaning set forth in the Preamble.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“General Disclosure Package” has the meaning set forth in Section 6.1(a).

“Indemnified Party” has the meaning set forth in Section 6.3.

“Indemnifying Party” has the meaning set forth in Section 6.3.

“Initiating Investor” has the meaning set forth in Section 3.2.

“Investor” has the meaning set forth in the Preamble.

“Permitted Transferee” means, with respect to any Investor, any other person in which the Investor owns a majority of the equity interests or any other investment entity that is controlled, advised or managed by the same person or persons that control the Investor or is an affiliate of that person.

“Piggyback Registration Statement” has the meaning set forth in Section 3.1.

“Registrable Shares” means the Common Stock held by the Investor in the Company or any successor to the Company (including (x) any shares of Common Stock acquired prior to, on, or after the Effective Date, (y) any shares of Common Stock acquired upon the exercise of the Warrant, and (z) all of the shares of Common Stock issuable upon exercise of the Warrant (whether or not the Warrant has been exercised at the time the applicable Registration Statement is filed to register such Registrable Shares)), excluding any Common Stock that (a) has been disposed of pursuant to any offering or sale in accordance with a Registration Statement, or has been sold pursuant to Rule 144 or Rule 145 (or any successor provisions) under the Securities Act or in any other transaction in which the purchaser does not receive “restricted securities” (as that term is defined for purposes of Rule 144 under the Securities Act), (b) has been transferred to a transferee that has not agreed in writing and for the benefit of the Company to be bound by the terms and conditions of this Agreement or (c) has ceased to be of a class of securities of the Company that is listed and traded on a recognized national securities exchange or automated quotation system. For the avoidance of doubt, the Company and the Investor acknowledge and agree that the shares of Common Stock underlying the Warrant shall be deemed to be Registrable Shares for all purposes under this Agreement.

“Registration Expenses” means all expenses incurred in connection with the preparation, printing and distribution of any Registration Statement and Prospectus and all amendments and supplements thereto, and any and all expenses incident to the performance by the Company of its registration obligations pursuant to this Agreement, including: (a) all registration, qualification and filing fees; (b) all fees and expenses associated with a required listing of the Registrable Shares on any securities exchange or market; (c) fees and expenses with respect to filings required to be made with The Nasdaq Stock Market (or such other securities exchange or market on which the Shares are then listed or quoted) or FINRA; (d) fees and expenses of compliance with securities or “blue sky” laws; (e) fees and expenses related to registration in any non U.S. jurisdictions, as applicable; (f) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters, costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters, and expenses of any special audits incident to or required by any such registration); (g) all internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties); (h) the fees and expenses of any person, including special experts, retained by the Company in connection with the preparation of any Registration Statement; and (i) the reasonable fees and disbursements of one legal counsel to represent the Investor.

“Registration Statement” and “Prospectus” mean, as applicable, any Demand Registration Statement and related prospectus (including any preliminary prospectus) and/or any Piggyback Registration Statement and related prospectus (including any preliminary prospectus), whichever is utilized by the Company to satisfy the Investor’s registration rights pursuant to this Agreement, including, in each case, any documents incorporated therein by reference.

“Rule 144” means Rule 144 under the Securities Act or any successor rule thereto.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Suspension Event” has the meaning set forth in Section 4.

“Warrant Agreement” has the meaning set forth in the recitals to this Agreement.

2. DEMAND REGISTRATION RIGHTS

2.1 Demand Rights. At any time, and from time to time, the Investor may deliver to the Company one or more written notices (each, a “Demand Registration Notice”) informing the Company of its desire to have some or all of its Registrable Shares registered for sale. As soon as reasonably practicable after receiving any Demand Registration Notice, but in no event more than sixty (60) calendar days following receipt of such notice, the Company shall file a registration statement and related prospectus that complies as to form and substance in all material respects with applicable SEC rules providing for the sale by the Investor of all of the Registrable Shares requested to be registered by the Investor (each, a “Demand Registration Statement”), and agrees (subject to Sections 4 and 5.2) to use commercially reasonable efforts to cause such Demand Registration Statement to be declared effective by the SEC upon, or as soon as practicable following, the filing thereof. Subject to Section 4, the Company agrees to use commercially reasonable efforts to keep any Demand Registration Statement continuously effective (including the preparation and filing of any amendments and supplements necessary for that purpose) until the date on which the Investor consummates the sale of all of the Registrable Shares registered for resale under such Demand Registration Statement or such earlier date on which all Registrable Shares held by the Investor are freely tradeable in a single transaction pursuant to Rule 144 (or any successor provision.

2.2 Underwritten Offering. If the Investor intends to distribute the Registrable Shares covered by any Demand Registration Notice by means of an underwriting, it shall so advise the Company as a part of such Demand Registration Notice. Notwithstanding any other provision of this Section 2, if an underwriter advises the Company that, in the opinion of the underwriter, the distribution of all of the Registrable Shares requested to be registered would materially and adversely affect the distribution of all of the securities to be underwritten, then (a) the Company shall deliver to the Investor a copy of the underwriter’s opinion, which shall be in writing and state the reasons for its opinion, and (b) the number of Registrable Shares that may be included in such registration shall be allocated: (i) first, to the Investor; and (ii) second, to the other persons proposing to register securities in such registration, if any; provided, however, that the number of Registrable Shares to be included in the underwriting shall not be reduced unless all other securities are entirely excluded from the underwriting. Any Registrable Shares excluded or withdrawn from the underwriting shall be withdrawn from the registration.

2.3 Selection of Underwriter. The Investor shall have the right to select the underwriter or underwriters to administer any underwritten demand registration offering or underwritten takedown under a Demand Registration Statement; provided that the underwriter or underwriters shall be reasonably acceptable to the Company.

3. INCIDENTAL OR “PIGGY-BACK” REGISTRATION

3.1 Piggy-Back Rights. If the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of its Common Stock, whether to be sold by the Company or by one or more selling securityholders, other than (a) any Demand Registration Statement (in which case the ability of an Investor to participate in such Demand Registration Statement shall be governed by Section 2.1) or (b) a registration statement (i) on Form S-8 or any successor form to Form S-8 or in connection with any employee or director welfare, benefit or compensation plan, (ii) in connection with an exchange offer or an offering of securities exclusively to existing securityholders of the Company or its subsidiaries or (iii) relating to a transaction pursuant to Rule 145 under the Securities Act, the Company shall give written notice of the proposed registration to the Investor at least twenty (20) calendar days prior to the filing of such Registration Statement. The Investor shall have the right to request that all or any portion of its Registrable Shares be included in such Registration Statement by giving written notice to the Company within ten (10) calendar days after receipt of the foregoing notice by the Company. Subject to the provisions of Sections 3.1, 3.2 and 5.2, the Company will include all such Registrable Shares requested to be included by the Investor in such Piggyback Registration Statement. For purposes of this Agreement, any Registration Statement of the Company in which Registrable Shares are included pursuant to this Section 3.1 shall be referred to as a “Piggyback Registration Statement.”

3.2 Withdrawal of Exercise of Rights. If, at any time after giving written notice of its intention to register any securities and prior to the effective date of any Piggyback Registration Statement filed in connection with such registration, the Company or any other holder of securities that initiated such registration (each, an “Initiating Investor”) determines for any reason not to proceed with the proposed registration, the Company may at its election (or the election of the Initiating Investor(s), as applicable) give written notice of the determination to the Investor and thereupon shall be relieved of its obligation to register any Registrable Shares in connection with such registration (but not from its obligation to pay the Registration Expenses incurred in connection therewith).

3.3 Underwritten Offering. If a registration pursuant to this Section 3 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities which the Company and the holders of the Registrable Shares and any other persons intend to include in the registration exceeds the largest number of securities that can be sold in the offering without having an adverse effect on the offering (including the price at which the securities can be sold), then the Company shall include in the registration the maximum number of securities as follows: (a) first, all of the securities the Company proposes to sell for its own account, if any; provided that the registration of the securities was initiated by the Company with respect to securities intended to be registered for sale for its own account; (b) second, the number of Registrable Shares requested to be included in the registration by the Investor which, in the opinion of the managing underwriter, can be sold without having the adverse effect described above; and (c) third, the securities requested to be included therein by holders of Common Stock other than holders of Registrable Securities, allocated among such holders in such manner as they may agree.

3.4 Selection of Underwriter. Except to the extent Section 2.3 applies, Registrable Shares proposed to be registered and sold under this Section 3 pursuant to an underwritten offering for the account of the Investor holding Registrable Shares shall be sold to prospective underwriters selected by the Company; provided that such underwriters shall be reasonably acceptable to the Investor.

4. SUSPENSION OF OFFERINGS. Notwithstanding the provisions of Section 2 or 3, the Company shall be entitled to postpone the effectiveness of a Registration Statement, and from time to time to require the Investor not to sell under such Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a significant transaction by the Company or its subsidiaries is pending or another event has occurred, in each case, which negotiation, consummation or event the Company reasonably believes would require additional disclosure by the Company in such Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in such Registration Statement would be expected, in the Company’s reasonable determination, to cause such Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend such Registration Statement on more than two (2) occasions or for more than thirty (30) consecutive calendar days, or more than one hundred twenty (120) total calendar days, during any twelve (12) month period. Upon receipt of any written notice from the Company of the happening of any Suspension Event during the period that any Registration Statement is effective or, if as a result of a Suspension Event, such Registration Statement or related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the Prospectus) not misleading, the Investor agrees that it will immediately discontinue offers and sales of the Registrable Shares under the Registration Statement until the Investor receives copies of a supplemental or amended Prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales. If so directed by the Company, the Investor will deliver to the Company or, in the Investor’s sole discretion, destroy all copies of the Prospectus covering the Registrable Shares in the Investor’s possession.

5. REGISTRATION PROCEDURES

5.1 Obligations of the Company. When the Company is required to effect the registration of Registrable Shares under the Securities Act pursuant to this Agreement, the Company shall:

(a) use commercially reasonable efforts to register or qualify the Registrable Shares by the time the applicable Registration Statement is declared effective by the SEC under all applicable state securities or “blue sky” laws of such jurisdictions as the Investor may reasonably request in writing, to keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective pursuant to this Agreement, and to do any other similar acts and things that may be reasonably necessary or advisable to enable the Investor to consummate the disposition of the Registrable Shares owned by the Investor in each such jurisdiction; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Agreement, (ii) take any action that would cause it to become subject to any taxation in any jurisdiction where it would not otherwise be subject to such taxation or (iii) take any action that would subject it to the general service of process in any jurisdiction where it is not then subject;

(b) prepare and file with the SEC such amendments and supplements as to such Registration Statement and the Prospectus used in connection therewith as may be necessary to (i) keep such Registration Statement effective, and (ii) comply with the provisions of the Securities Act with respect to the disposition of the Registrable Shares covered by such Registration Statement, in each case for such time as is contemplated in the applicable provisions above;

(c) promptly furnish, without charge, to the Investor the number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits), and the Prospectus included in such Registration Statement (including each preliminary Prospectus) in conformity with the requirements of the Securities Act, the documents incorporated by reference in such Registration Statement or Prospectus and such other documents as the Investor may reasonably request to facilitate the public sale or other disposition of the Registrable Shares owned by the Investor;

(d) promptly notify the Investor (i) when such Registration Statement, any pre-effective amendment, the Prospectus or any prospectus supplement related thereto or post-effective amendment to such Registration Statement has been filed, and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation or threat of any proceedings for that purpose, (iii) of any delisting or pending delisting of the Common Stock by any national securities exchange or market on which the Common Stock is then listed or quoted, and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Shares for sale under the securities or “blue sky” laws of any jurisdiction or the initiation of any proceeding for such purpose;

(e) use commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of such Registration Statement, and, if any such order suspending the effectiveness of such Registration Statement is issued, shall promptly use commercially reasonable efforts to obtain the withdrawal of such order at the earliest possible moment;

(f) until the expiration of the period during which the Company is required to maintain the effectiveness of the applicable Registration Statement as set forth in the applicable sections hereof, promptly notify the Investor: (i) of the existence of any fact of which the Company is aware or the happening of any event that has resulted, or could reasonably be expected to result, in (x) such Registration Statement, as is then in effect, containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein not misleading, or (y) the Prospectus included in such Registration Statement containing an untrue statement of a material fact or omitting to state a material fact necessary to make any statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) of the Company’s reasonable determination that a post-effective amendment to such Registration Statement would be appropriate or that there exist circumstances not yet disclosed to the public which make further sales under such Registration Statement inadvisable pending such disclosure and post-effective amendment;

(g) if any event or occurrence giving rise to an obligation of the Company to notify the Investor pursuant to Section 5.1(f) takes place, subject to Section 4, the Company shall prepare and, to the extent the exemption from prospectus delivery requirements in Rule 172 under the Securities Act is not available, furnish to the Investor a reasonable number of copies of a supplement or post-effective amendment to such Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document, and shall use commercially reasonable efforts to have the supplement or amendment declared effective, if required, as soon as practicable following the filing thereof, so that (i) such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) as thereafter delivered to the purchasers of the Registrable Shares being sold thereunder, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(h) use commercially reasonable efforts to cause all such Registrable Shares to be listed or quoted on the national securities exchange or market on which the Common Stock is then listed or quoted, if the listing or quotation of the Registrable Shares is then permitted under the rules of such national securities exchange or market;

(i) if requested by any Investor participating in an offering of Registrable Shares, as soon as practicable after such request, but in no event later than fifteen (15) calendar days after such request, incorporate in a prospectus supplement or post-effective amendment such information concerning the Investor or the intended method of distribution as the Investor reasonably requests to be included therein and is reasonably necessary to permit the sale of the

Registrable Shares pursuant to the Registration Statement, including information with respect to the number of Registrable Shares being sold, the purchase price being paid therefor and any other material terms of the offering of the Registrable Shares to be sold in such offering; provided, however, that the Company shall not be obligated to include in any such prospectus supplement or post-effective amendment any requested information that is not required by the rules of the SEC and is unreasonable in scope compared with the Company’s most recent prospectus or prospectus supplement used in connection with a primary or secondary offering of equity securities by the Company;

(j) in connection with the preparation and filing of any Registration Statement, the Company will give the Investor and its counsel (i) the opportunity to review and provide comments on such Registration Statement, each Prospectus included therein or filed with the SEC and each amendment thereof or supplement thereto (other than amendments or supplements that do not make any material change in the information related to the Company); provided that the Company shall not file any such Registration Statement including Registrable Shares or an amendment thereto or any related Prospectus or any supplement thereto to which the Investor or the managing underwriter or underwriters, if any, shall reasonably object in writing), and (ii) such access to its books and records and such opportunities to discuss the business of the Company and its subsidiaries with its officers, its counsel and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of the Investor’s and underwriters’ respective counsel, to conduct a reasonable due diligence investigation within the meaning of the Securities Act;

(k) provide a transfer agent and registrar and a CUSIP number for the Registrable Shares not later than the effective date of the first Registration Statement filed hereunder;

(l) cooperate with the Investor to facilitate the timely preparation and delivery of certificates for the Registrable Shares to be offered pursuant to the applicable Registration Statement and enable such certificates for the Registrable Shares to be in such denominations or amounts as the case may be, as the Investor may reasonably request and, within three (3) Business Days after a Registration Statement that includes Registrable Shares is declared effective by the SEC, the Company shall deliver, or shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Shares (with copies to the Investor) an appropriate instruction and opinion of such counsel;

(m) enter into an underwriting agreement in customary form and substance reasonably satisfactory to the Company, the Investor and the managing underwriter or underwriters of the public offering of Registrable Shares, if the offering is to be underwritten, in whole or in part, provided that the Investor may, at its option, require that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of the Investor. The Investor shall not be required to make any representations or warranties to or agreement with the Company or the underwriters other than representations, warranties or agreements regarding the Investor and its intended method of distribution and any other representation or warranty required by law or reasonably requested by the underwriters. The Company shall cooperate and participate in the marketing of Registrable Shares, including participating in customary “roadshow” presentations, as the Investor and/or the managing underwriters may reasonably request;

(n) furnish, at the request of the Investor on the date that any Registrable Shares are to be delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such Registrable Shares are being sold through underwriters, or, if such Registrable Shares are not being sold through underwriters, on the date that the Registration Statement with respect to such Registrable Shares becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters, if any, to the Investor, and (ii) a comfort letter dated such date, from the independent certified public accountants of the Company who have certified the Company’s financial statements included in such Registration Statement, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Investor;

(o) make available to the Investor, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month of the first fiscal quarter after the effective date of the applicable Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, including Rule 158 promulgated thereunder; and

(p) take all other reasonable actions necessary to expedite and facilitate disposition by the Investor pursuant to the applicable Registration Statement.

5.2 Obligations of the Investor. In connection with any Registration Statement utilized by the Company to satisfy the provisions of this Agreement, the Investor agrees to reasonably cooperate with the Company in connection with the preparation of such Registration Statement, and the Investor agrees that such cooperation shall include (a) responding within fifteen (15) calendar days to any written request by the Company to provide or verify information regarding the Investor or the Registrable Shares (including the proposed manner of sale) that may be required to be included in such Registration Statement pursuant to the rules and regulations of the SEC, and (b) providing in a timely manner information regarding the proposed distribution by the Investor of the Registrable Shares and any other information as may be requested by the Company from time to time in connection with the preparation of and for inclusion in such Registration Statement and related Prospectus.

5.3 Participation in Underwritten Registrations. No Investor may participate in any underwritten registration hereunder unless the Investor (a) agrees to sell the Registrable Shares on the basis provided in the applicable underwriting arrangements (that shall include a customary form of underwriting agreement, reasonably satisfactory to the Investor, which will provide that the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of the underwriters shall also be made to and for the benefit of the Investor), and (b) completes and executes all questionnaires, powers of attorney, indemnities, and other documents in customary form as reasonably required under the terms of such underwriting arrangements; provided, however, that, in the case of each of clause (a) and (b), if the provisions of the underwriting arrangements, or the terms or provisions of the questionnaires, powers of attorney, indemnities, underwriting agreements or other documents, are less favorable in any respect to an Investor than to any other person or entity that is party to the underwriting arrangements as a selling stockholder, then the Company shall use commercially reasonable efforts to cause the parties to the underwriting arrangements to amend the arrangements so that the Investor receives the benefit of any provisions thereof that are more favorable to such other person or entity. If the Investor does not approve of the terms of the underwriting arrangements, the Investor may elect to withdraw from the offering by providing written notice to the Company and the underwriter(s).

5.4 Offers and Sales. All offers and sales by an Investor under any Registration Statement shall be completed within the period during which such Registration Statement is required to remain effective pursuant to the applicable provision above and not the subject of any stop order, injunction or other order of the SEC. Upon expiration of that period, no Investor will offer or sell the Registrable Shares under such Registration Statement. If directed in writing by the Company, the Investor will return or, in the Investor’s sole discretion, destroy all undistributed copies of the applicable Prospectus in its possession upon the expiration of the period.

6. INDEMNIFICATION; CONTRIBUTION

6.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless the Investor and each person, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any of their partners, members, managers, officers, directors, trustees, employees or representatives, as follows:

(a) against all loss, liability, claim, damage, judgment and expense whatsoever, as incurred (including reasonable fees and disbursements of counsel to the Investor), arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which the applicable Registrable Shares were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any “issuer free writing prospectus” (within the meaning of Rule 433 under the Securities Act, and together with any preliminary Prospectus and other information conveyed to the purchaser of Registrable Shares at the time of sale (as such terms are used in Rule 159(a) under the Securities Act), the “General Disclosure Package”), the General Disclosure Package or any Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(b) against any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law;

(c) against all loss, liability, claim, damage, judgment and expense whatsoever, as incurred (including reasonable fees and disbursements of counsel to the Investor), and to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, any such alleged untrue statement or omission or any such violation or alleged violation, if such settlement is effected with the written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed); and

(d) against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel to the Investor), reasonably incurred in investigating, preparing, defending against or participating in (as a witness or otherwise) any litigation, arbitration, action, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, any such alleged untrue statement or omission or any such violation or alleged violation, to the extent that any such expense is not indemnified under Section 6.1(a), (b) or (c) above;

provided, however, that the indemnity provided pursuant to this Section 6 does not apply to the Investor with respect to any loss, liability, claim, damage, judgment or expense to the extent arising out of (i) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in strict conformity with written information furnished to the Company by the Investor expressly for use in the applicable Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) (such information, the “Investor Information”), or (ii) the Investor’s failure to deliver an amended or supplemental Prospectus furnished to the Investor by the Company, if required by law to have been delivered, if such loss, liability, claim, damage, judgment or expense would not have arisen had such delivery occurred.

6.2 Indemnification by Investor. The Investor agrees to indemnify and hold harmless the Company, and each of its directors and officers (including each director and officer of the Company who signed the applicable Registration Statement), and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:

(a) against all loss, liability, claim, damage, judgment and expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), arising out of or based upon any untrue statement or alleged untrue statement of a material fact in the Investor Information contained in the Registration Statement (or any amendment thereto) pursuant to which the Registrable Shares were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated as part of the Investor Information or necessary to make the Investor Information included therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any “issuer free writing prospectus” (within the meaning of Rule 433 under the Securities Act), the General Disclosure Package, or any Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom in the Investor Information of a material fact necessary in order to make the Investor Information included therein, in the light of the circumstances under which they were made, not misleading;

(b) against all loss, liability, claim, damage, judgment and expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), and to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, in in each case, directly related to the Investor Information, if such settlement is effected with the written consent of the Investor (which consent shall not be unreasonably withheld, conditioned or delayed); and

(c) against all expense whatsoever, as incurred (including reasonable, documented, out-of-pocket, fees and disbursements of counsel), reasonably incurred in investigating, preparing, defending against or participating in (as a witness or otherwise) any litigation, arbitration, action, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, any such alleged untrue statement or omission or any such violation or alleged violation, in each case, directly related to the Investor Information, to the extent that any such expense is not indemnified under Section 6.2(a) or (b) above;

provided, however, that the Investor shall only be liable under the indemnity provided pursuant to Section 6.2 with respect to any loss, liability, claim, damage, judgment or expense to the extent directly related to (i) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in strict conformity with the Investor Information, or (ii) the Investor’s failure to deliver an amended or supplemental Prospectus furnished to the Investor by the Company, if required by law to have been delivered by the Investor, if such loss, liability, claim, damage or expense would not have arisen had such delivery occurred. Notwithstanding the provisions of this Section 6, the Investor and any of its Permitted Transferees shall not be required to indemnify the Company, its directors, officers or control persons for any amount in excess of the amount of the aggregate net cash proceeds received by the Investor or its Permitted Transferee, as the case may be, from sales of the Registrable Shares of the Investor (or Permitted Transferee) under the Registration Statement that is the subject of the indemnification claim.

6.3 Conduct of Indemnification Proceedings. An indemnified party hereunder (the “Indemnified Party”) shall give reasonably prompt notice to the indemnifying party hereunder (the “Indemnifying Party”) of any action or proceeding commenced against such Indemnified Party in respect of which indemnity may be sought hereunder, but failure to so notify the Indemnifying Party (a) shall not relieve the Indemnifying Party from any liability which it may have under the indemnity provisions of Section 6.1 or 6.2 unless and only to the extent the Indemnifying Party did not otherwise learn of such action and the lack of notice by the Indemnified Party results in the forfeiture by the Indemnifying Party of substantial rights and defenses, and (b) shall not, in any event, relieve the Indemnifying Party from any obligations to any Indemnified Party other than the indemnification obligation provided under Section 6.1 or 6.2 above. If the Indemnifying Party so elects within a reasonable time after receipt of such notice, the Indemnifying Party may assume the defense of such action or proceeding at such Indemnifying Party’s own expense with counsel chosen by the Indemnifying Party and approved by the Indemnified Party, which approval shall not be unreasonably withheld or delayed; provided, however, that the Indemnifying Party will not settle, compromise or consent to the entry of any judgment with respect to any such action or proceeding without the written consent of the Indemnified Party unless such settlement, compromise or consent (a) secures the unconditional release of the Indemnified Party, (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of the Indemnified Party or any of its affiliates; (c) does not impose any restriction upon the operations of the Indemnified Party or any of its affiliates; and (d) relates solely to monetary damages indemnifiable hereunder; and provided further that, if the Indemnified Party reasonably determines that a conflict of interest exists where it is advisable for the Indemnified Party to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party, then the Indemnifying Party shall not be entitled to assume such defense and the Indemnified Party shall be entitled to separate counsel at the Indemnifying Party’s expense. If the Indemnifying Party is not entitled to assume the defense of such action or proceeding as a result of the second proviso to the preceding sentence, the Indemnifying Party’s counsel shall be entitled to conduct the Indemnifying Party’s defense and counsel for the Indemnified Party shall be entitled to conduct the defense of the Indemnified Party, at the Indemnifying Party’s expense, it being understood that both such counsel will cooperate with each other to conduct the defense of such action or proceeding as efficiently as possible. If the Indemnifying Party (x) is not so entitled to assume the defense of such action, (y) does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, or (z) indicates that it will assume such defense but thereafter fails to diligently pursue such defense, in any such case, the Indemnifying Party will pay the reasonable fees and expenses of counsel for the Indemnified Party. In such event, however, the Indemnifying Party will not be liable for any settlement effected without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned, or delayed. If an Indemnifying Party is entitled to assume, and assumes and diligently pursues, the defense of such action or proceeding in accordance with this paragraph, the Indemnifying Party shall not be liable for any fees and expenses of counsel for the Indemnified Party incurred thereafter in connection with such action or proceeding.

6.4 Contribution.

(a) To provide for just and equitable contribution in circumstances in which the indemnity agreement in Sections 6.1 through 6.3 is for any reason held to be unenforceable in favor of the Indemnified Party although applicable in accordance with its terms, the Indemnified Party and the Indemnifying Party shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Indemnified Party and the Indemnifying Party, in such proportion as is appropriate to reflect the relative fault of the Indemnified Party, on the one hand, and the Indemnifying Party, on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses. The relative fault of the Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, the Indemnifying Party or the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, that, for the avoidance of doubt the only information supplied by the Investor is the Investor Information.

(b) The parties agree that it would not be just or equitable if contribution pursuant to this Section 6.4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6.4(a). Notwithstanding the provisions of this Section 6.4, the Investor shall not be required to contribute any amount (together with the amount of any indemnification payments made by the Investor pursuant to Section 6.2) in excess of the amount of the aggregate net cash proceeds received by the Investor from sales of the Registrable Shares of the Investor under the Registration Statement that is the subject of the indemnification claim.

(c) Notwithstanding the foregoing, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6.4, each person, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any of their partners, members, officers, directors, trustees, employees or representatives, shall have the same rights to contribution as the Investor, and each director of the Company, each officer of the Company who signed the applicable Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

7. EXPENSES. The Company will pay all Registration Expenses in connection with each registration of Registrable Shares pursuant to Section 2 or 3. The Investor shall be responsible for the payment of all brokerage and sales commissions, fees and disbursements of the Investor’s counsel that are not Registration Expenses, accountants and other advisors, and any transfer taxes relating to the sale or disposition of the Registrable Shares by the Investor pursuant to any Registration Statement or otherwise.

8. RULE 144 REPORTING. With a view to making available to the Investor the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit an Investor to sell securities of the Company to the public without registration or pursuant to a registration statement, for so long as the Common Stock is registered under the Exchange Act, the Company agrees to:

(a) make and keep available adequate current public information, as those terms are understood and defined in Rule 144;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) for so long as the Investor owns any Registrable Shares, furnish to the Investor upon request (i) a written statement from the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to a registration statement, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested in availing any Investor of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to a registration statement.

9. MISCELLANEOUS

9.1 Waivers. No waiver by a party hereto shall be effective unless made in a written instrument duly executed by the party against whom the waiver is sought to be enforced, and only to the extent set forth in that instrument. Neither the waiver by any of the parties hereto of a breach or a default under any of the provisions of this Agreement, nor the failure of any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder.

9.2 Notices. Notices to the Company and to the Investor shall be sent to their respective addresses as set forth in Section 8.2 of the Warrant Agreement which is incorporated herein mutatis mutandis.

9.3 Public Announcements and Other Disclosure. The Company and the Investor shall not make any press release, public announcement or other disclosure (“Disclosure”) with respect to this Agreement unless such Disclosure is mutually agreed to by the Company and the Investor in writing; provided, that the Company and the Investor may make any Disclosure required by law or the rules or regulations of any securities exchange or national market system upon which the securities of the Investor are listed or quoted; provided, further, that, in the case of any Disclosure required by law, rule or regulation, the party making the disclosure shall use all reasonable efforts to consult with the other party prior to making the disclosure.

9.4 Headings and Interpretation. All section and subsection headings in this Agreement are for convenience of reference only and are not intended to qualify the meaning, construction or scope of any of the provisions hereof. The Company and the Investor hereby disclaim any defense or assertion in any litigation or arbitration that any ambiguity herein should be construed against the drafter.

9.5 Entire Agreement; Amendment. This Agreement, together with the Warrant Agreement and any related exhibits and schedules hereto or thereto, constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings of the parties with respect to the subject matter hereof and thereof. Notwithstanding the foregoing, in the event of any conflict between the terms and provisions of this Agreement and those of the Warrant Agreement, the terms and conditions of this Agreement shall control. Except as otherwise expressly provided in this Agreement, no amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by the Company and the Investor.

9.6 Assignment; Successors and Assigns. This Agreement and the rights granted hereunder may not be assigned by the Investor without the prior written consent of the Company; provided, however, that the rights to cause the Company to register Registrable Shares pursuant to this Agreement may be assigned by an Investor to a Permitted Transferee of the Investor’s Registrable Shares; and provided further that in each case the transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement. This Agreement and the rights granted hereunder may not be assigned by the Company without the prior written consent of the Investor. Any attempted assignment of this Agreement or the rights granted hereunder in violation of this Section 9.6 shall be void ab initio. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto, their successors, heirs, legatees, devisees, permitted assigns, legal representatives, executors and administrators, except as otherwise provided herein.

9.7 Saving Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, is held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby. If the operation of any provision of this Agreement would contravene the provisions of any applicable law, such provision shall be void and ineffectual. In the event that applicable law is subsequently amended or interpreted in such a way to make any provision of this Agreement that was formerly invalid valid, such provision shall be considered to be valid from the effective date of such interpretation or amendment.

9.8 Counterparts; Exchanges. This Agreement may be executed in multiple counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. The execution and exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile, electronic mail or another form of electronic signature or transmission (including ..pdf) shall be sufficient to bind the parties to the terms of this Agreement.

9.9 Representations and Warranties. Each of the parties hereto, as to itself only, represents and warrants that this Agreement has been duly authorized and executed by it and that all necessary corporate actions have been taken by it in order for this Agreement to be enforceable against it under all applicable laws. Each party hereto, as to itself only, further represents and warrants that all persons signing this Agreement on such party’s behalf have been duly authorized to do so.

9.10 Governing Law; Service of Process and Venue; Waiver of Jury Trial. Section 8.5 and 8.6 of the Warrant Agreement are incorporated herein mutatis mutandis.

9.11 Specific Performance. The parties agree that irreparable damage would occur in the event the provisions of this Agreement were not performed in accordance with the terms hereof, and that the Investor and the Company shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

9.12 No Third-Party Beneficiaries. Except as expressly set forth in Section 6, it is the explicit intention of the parties that no person other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.

9.13 General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Agreement include the plural as well as the singular, and the use of any gender or neuter form herein shall be deemed to include the other gender and the neuter form;

(b) references herein to “Sections”, “subsections,” “paragraphs”, and other subdivisions without reference to a document are to designated Sections, paragraphs and other subdivisions of this Agreement;

(c) a reference to a paragraph without further reference to a Section is a reference to the paragraph contained in the same Section in which the reference appears, and this rule shall also apply to other subdivisions;

(d) the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

(e) the term “include”, includes” or “including” shall be deemed to be followed by the words “without limitation”;

(f) the term “person” means any individual, corporation, partnership, limited liability company, association, joint venture, an association, a joint stock company, trust, unincorporated organization, governmental or political subdivision or agency or any other entity of whatever nature; and

(g) any reference to dollars or “$” shall be deemed to refer to U.S. dollars.

9.14 Termination. This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) the date and time that the Warrant Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of the parties to terminate this Agreement or (c) the date and time at which no Registrable Securities remain outstanding; provided that Sections 6 and 7 of this Agreement shall survive any termination (along with any other provision necessary to give effect thereto).

9.15 Limitations on Subsequent Registration Rights. From and after the Effective Date, the Company shall not, without the prior written consent of the Investor enter into any agreement with any holder or prospective holder of any securities of the Company that (a) would provide to such holder the right to include securities in any registration on other than a subordinate basis after the Investor has had the opportunity to include in the registration and offering all Registrable Shares that it wishes to so include or (b) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

FREIGHTCAR AMERICA, INC.

By:	/s/ Terence R. Rogers

Name:	Terence R. Rogers

Title:	Chief Financial Officer and Secretary

CO FINANCE LVS VI LLC

By:	/s/ Christopher Neumeyer

Name:	Christopher Neumeyer

Title:	Authorized Person

18